Exhibit (a)(1)(vii)

U.S. Offer to Purchase for Cash

All Outstanding Common Shares held by U.S. Persons,
including Shares represented by American Depositary Shares,
each ADS representing eight Common Shares, held by all holders, wherever located of

ALMACENES ÉXITO S.A.

by

CAMA COMMERCIAL GROUP, CORP.

THE U.S. OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (THE “EXPIRATION TIME”) ON JANUARY 18, 2024 (the “EXPIRATION DATE”), UNLESS THE U.S. OFFER IS EXTENDED.

December 18, 2023

To Our Clients:

Enclosed for your consideration is the U.S. Offer to Purchase for Cash, dated December 18, 2023 (the “Offer to Purchase”), in connection with the offer of Cama Commercial Group, Corp. (“Purchaser”), a Panamanian corporation and a wholly owned subsidiary of Clarendon Worldwide S.A. (“Clarendon”), a Panamanian corporation, to purchase all of the issued and outstanding Common Shares, par value COP 3.33 per share (the “Shares”), of Almacenes Éxito S.A. (“Éxito”), a Colombian corporation (sociedad anónima), including Shares represented by American Depositary Shares, each representing eight Shares (the “ADSs” and, together with the Shares, the “Securities”), from all holders of Shares who are “U.S. Persons” (as defined in the Offer to Purchase) (“U.S. holders”) and all holders of ADSs wherever located, as applicable, for cash at a purchase price (i) for each Share of the Colombian peso equivalent of US$0.9053 per Share, payable in Colombian pesos based upon the Tasa Representativa del Mercado (TRM), published and certified by the Financial Superintendence of Colombia (Superintendencia Financiera de Colombia, or “SFC”) for the allocation date as set forth in the first offer notice for the Colombian Offer (as defined below) (the “Settlement TRM”), and (ii) for each ADS of US$7.2424 per ADS, payable in U.S. dollars, in each case, without interest, and less any applicable withholding taxes and brokerage fees and commissions, upon the terms and subject to certain conditions described in the Offer to Purchase and in the related Notice of Acceptance ADS Letter of Transmittal and ADS Notice of Guaranteed Delivery (which together, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”). All payments to tendering holders of ADSs and Shares pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent or Colombian peso cent, respectively. Through a concurrent offer in the Republic of Colombia (“Colombia”), Purchaser is offering to purchase all of the issued and outstanding Shares (including Shares represented by Brazilian Depositary Receipts, each representing four Shares (“BDRs”)) wherever located, including Shares held by holders resident in the United States, at the same purchase price of US$0.9053 per Share payable (i) for tendering holders who are Colombian residents or foreign residents registered with the Central Bank of Colombia (Banco Central de Colombia) as foreign direct investors (inversionistas directos extranjeros), at their election, in U.S. dollars or in Colombian pesos based upon the Settlement TRM or (ii) for tendering holders who are foreign residents registered with the Central Bank of Colombia as foreign portfolio investors (inversionistas de portafolio extranjeros) only in Colombian pesos (the “Colombian Offer” and, together with the U.S. Offer, the “Offers”). Non-U.S. holders of Shares will not be permitted to tender their Shares (including Shares withdrawn from ADSs) in the U.S. Offer and instead must tender into the Colombian Offer. ADSs (regardless of the location of the holders) may only be tendered into the U.S. Offer. Capitalized terms used but not defined in this letter that are defined in the Offer to Purchase have the meaning given to such terms in the Offer to Purchase.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO TENDER YOUR ADSs ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

We hold ADSs for your account. A tender of such ADSs can be made only by us pursuant to your instructions.

We request instructions as to whether you wish us to tender any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase.

Please note carefully the following:

1. If your ADSs are accepted in the U.S. Offer, you will receive US$7.2424 per ADS in cash, for each ADS that is accepted for purchase in the Offer to Purchase, to be paid in U.S. dollars, rounded to the nearest whole cent.

2. The U.S. Offer is being made for all outstanding ADSs.

3. THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE, UNLESS THE U.S. OFFER IS EXTENDED.

4. Completion of the U.S. Offer is subject to certain conditions described in the section of the Offer to Purchase entitled “The U.S. Offer — 1. Terms of the U.S. Offer — Number of Shares and ADSs.”

5. Tendering ADS holders who are registered ADS holders or who tender their ADSs directly to Equiniti Trust Company, LLC will not be obligated to pay to us any brokerage commissions or fees, or solicitation fees,

If you wish to have us tender any or all of your ADSs, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your Instruction Form to us is enclosed. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified on the Instruction Form.

INSTRUCTION FORM

U.S. Offer to Purchase for Cash

All Outstanding Common Shares held by U.S. Persons,
including Shares represented by American Depositary Shares,
each ADS representing eight Common Shares, held by all holders, wherever located of

ALMACENES ÉXITO S.A.

at a Purchase Price of

the Colombian peso equivalent of US$0.9053 Per Common Share (payable in Colombian pesos)
and

US$7.2424 Per American Depositary Share (payable in U.S. dollars)

The undersigned hereby instruct(s) you to tender to Purchaser the number of ADSs indicated below or, if no number is indicated, all ADSs held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

ACCOUNT NUMBER:

NUMBER OF ADSs BEING TENDERED HEREBY:	ADSs*

The method of delivery of this document is at the election and risk of the tendering ADS holder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

* Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

Dated: , 202_

(Signatures(s))

Please Print Name(s)

Address

Include Zip Code

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

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